UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On January 22, 2012, the Board of Directors of STR Holdings, Inc. (the “Company”) approved a cost reduction action to cease manufacturing operations at its East Windsor, Connecticut facility. In addition, the Company expects to take additional headcount reductions and other cost reduction measures at its Spain and Malaysia production facilities and at its Enfield, Connecticut headquarters during 2013.  The Company is in the process of finalizing its plans and expects to reduce headcount by approximately 160 employees.  As such, the Company expects to record restructuring charges totaling $15 million to $20 million consisting of severance benefits, accelerated depreciation/impairment charges and other exit-related costs.  The Company is also assessing its intangible assets for impairment and determining if any of the anticipated fixed asset non-cash charges need to be recorded in its 2012 results of operations.  The Company expects $2 million to $3 million of the restructuring charges to be cash expenses.  The Company will provide an update of its restructuring charge estimates in its Annual Report on Form 10-K for the year ended December 31, 2012, or amend this 8-K if there is a material change in its estimate.

The cost reductions are being initiated to adjust labor and production resources to expected demand following the Company’s announcement on January 22, 2012 of its expectation of losing its largest customer, First Solar, Inc. Refer to the press release titled “STR Holdings, Inc. Announces Loss of Key Customer, Operational Restructuring and Review of Strategic Alternatives” included as Exhibit 99.1 to this Form 8-K.

ITEM 2.06 MATERIAL IMPAIRMENTS.

The disclosure required by this item is included in Item 2.05 and is incorporated herein by reference.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Press release entitled “STR Holdings, Inc. Announces Loss of Key Customer, Operational Restructuring and Review of Strategic Alternatives” issued by the Company on January 22, 2013.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this current report, the Company faces risks and uncertainties that include, but are not limited to, the following: (i) technological changes in the solar energy industry or the Company’s failure to develop and introduce or integrate new technologies could render its encapsulants uncompetitive or obsolete, particularly in China; (ii) excess capacity in the solar supply chain; (iii) its ability to increase its market share; (iv) demand for solar energy in general and solar modules in particular; (v) the timing and effects of the implementation of government incentives and policies for renewable energy, primarily in China and the United States; (vi) the effects of the announced reductions to solar incentives in Germany and Italy; (vii) trade complaints and lawsuits diminishing the growth of the solar industry; (viii) the extent to which it may be required to write-off accounts receivable, inventory or intangible assets; (ix) product pricing pressures and other competitive factors; (x) customer concentration in its business and its relationships with key customers; (xi) its ability to protect its intellectual property; (xii) volatility in commodity costs, such as resin or paper used in its encapsulants, and its ability to successfully manage any increases in these commodity costs; (xiii) its dependence on a limited number of third-party suppliers for raw materials for its encapsulants and materials used in its processes; (xiv) operating new manufacturing facilities and increasing production capacity at existing facilities; (xv) its reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (xvi) potential product performance matters and product liability; (xvii) the extent and duration of the current downturn in the global economy; (xviii) the impact negative credit markets may have on the Company or its customers or suppliers; (xix) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (xx) maintaining sufficient liquidity in order to fund future profitable growth and long-term vitality; (xxi) outcomes of litigation and regulatory actions; and (xxii) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10-K, 10-Q and 8-K. You are urged to carefully review and consider the disclosure found in the Company’s filings which are available on http://www.sec.gov or http://www.strholdings.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement contained in this current report, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: January 28, 2013	By:	/s/ Alan N. Forman
Alan N. Forman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “STR Holdings, Inc. Announces Loss of Key Customer, Operational Restructuring and Review of Strategic Alternatives” issued by the Company on January 22, 2013.